Filing made pursuant to Rule 14a-12 of the Proxy Rules
                Contents of the Website www.UIRTShareholders.com

The website of The Committee To Restore Shareholder Value contains four links which are entitled "Home", "Proxy Statement", "Register", and "Contact US". Set forth below are the contents of the website.

                   UIRT COMMITTEE TO RESTORE SHAREOLDER VALUE

HOME

      The participants to this solicitation (the "Participants") are set forth in the Preliminary Proxy Statement which was filed by the Committee to Restore Shareholder Value (the "Committee") on March 29, 2001 with the Securities and Exchange Commission (the "Commission"). The Committee is comprised of members that are significant shareholders of United Investors Realty Trust ("UIRT") who continue to be unhappy with the performance of UIRT and believe there is a need for a change in the leadership and direction of UIRT. The Committee was formed in order to consider pursuing various alternative courses of action with respect to the management and operations of UIRT with a view towards increasing shareholder value.

      In general, the Proxy Statement, once available, will seek the vote of all shareholders of UIRT for the amendment to Section 3.3 of UIRT's By-Laws, as well as the vote for all Trust Manager nominees recommended for election by the Committee, who will serve until their are duly elected and qualify. Once available, copies of the Committee's definitive Proxy Statement may be obtained for free, along with all other relevant documents, from the Committee's solicitation agent, Mackenzie Partners, 156 Fifth Avenue, New York, NY 10010,
(800) 322-2885, or from the Commission, at their website, www.sec.gov.

            READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT
                        CONTAINS IMPORTANT INFORMATION.

                   UIRT COMMITTEE TO RESTORE SHAREOLDER VALUE

PROXY STATEMENT

                      [Link to Preliminary Proxy Statement
                filed with the Securities and Exchange Commission
                               on March 29, 2001]

                   UIRT COMMITTEE TO RESTORE SHAREOLDER VALUE

REGISTER

[Request for the following information]

[Personal Profile]

Last Name*
First Name*
Home Street Address
City
State
Zip Code
Country - USA
Home Telephone Number*
Home Facsimile Number
Home EMail Address**

[Work / Company Profile]

Company Name
Work Street Address
City
State
Zip Code
Country - USA
Work Telephone Number
Work Facsimile Number
Work EMail Address**

*Required field
**Either a home or work email address must be entered

[Continue]

[Shares / Broker Profile]

Number of Shares Owned*
Brokerage Firm Holding Shares
Broker's Name
Broker's Firm
Broker's Firm Street Address
City
State
Zip Code

Country - USA
Broker's 800 Telephone Number
Broker's Facsimile Number
Broker's Email Address

*Required Field

                   UIRT COMMITTEE TO RESTORE SHAREOLDER VALUE

CONTACT US

[clicking on this link results in the website visitor being able to send an e-mail transmission to the address UIRTShareholders@swst.com]